SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 21, 2017

Zlato, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-55023	46-3883208
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

The Seagram Building, 375 Park Avenue Suite 2607, New York City NY 10152 U.S.A.
(Address of principal executive offices)

Registrant’s telephone number, including area code: +16468937895

Mlynska 28, 040 01 Kosice, Slovak Republic (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – Corporate Governance and Management

Item 5.01 Changes in Control of Registrant

On February 21, 2017, Dana Gallovicova agreed to transfer her 5,000,000 shares of common stock in the Company to Gert Andersen pursuant to a Stock Purchase Agreement. Ms. Gallovicova received proceeds of $100,000. The source of the consideration paid to Ms. Gallovicova was the existing funds of the purchaser.

Ms. Gallovicova also assigned all of the outstanding debt owed to her by the Company to Mr. Andersen for $32,608. In connection with the debt assignment, Ms. Gallovicova agreed to release the Company from any and all claims.

In connection with the sale of her controlling interest in the company, on February 24, 2017, Ms. Gallovicova appointed Mr. Andersen as our new Director, President, CEO, Secretary and Treasurer and then resigned from all officer and director positions, as discussed in Item 5.02, below. There were no other arrangements or understandings between Ms. Gallovicova and Mr. Andersen with respect to election of directors or other matters.

There are no arrangements known to the company, the operation of which may, at a subsequent date, result in a change in control of the registrant.

Following the change in control, and the officer and director resignation and appointments described in Item 5.02, below, the following table sets forth certain information known to us with respect to the beneficial ownership of our common stock as of February 21, 2017 by (1) all persons who are beneficial owners of 5% or more of our voting securities, (2) each director, (3) each executive officer, and (4) all directors and executive officers as a group. The information regarding beneficial ownership of our common stock has been presented in accordance with the rules of the Securities and Exchange Commission. Under these rules, a person may be deemed to beneficially own any shares of capital stock as to which such person, directly or indirectly, has or shares voting power or investment power, and to beneficially own any shares of our capital stock as to which such person has the right to acquire voting or investment power within 60 days through the exercise of any stock option or other right. The percentage of beneficial ownership as to any person as of a particular date is calculated by dividing (a) (i) the number of shares beneficially owned by such person plus (ii) the number of shares as to which such person has the right to acquire voting or investment power within 60 days by (b) the total number of shares outstanding as of such date, plus any shares that such person has the right to acquire from us within 60 days. Including those shares in the tables does not, however, constitute an admission that the named stockholder is a direct or indirect beneficial owner of those shares. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares that power with that person’s spouse) with respect to all shares of capital stock listed as owned by that person or entity.

Except as otherwise indicated, all Shares are owned directly and the percentage shown is based on 6,000,000 shares of Common Stock issued and outstanding.

Title of class	Name and address of beneficial owner	Amount of beneficial ownership	Percent of class
Common	Gert Andersen The Seagram Building, 375 Park Avenue Suite 2607, New York City NY 10152 U.S.A.	5,000,000	83.33%
	All Officers and Directors as a Group (one person)	5,000,000	83.33%

	Other 5% owners
	NONE

Except as superseded or updated by the disclosures set forth in this Current Report, all other information required Item 5.01(a)(8) of Form 8-K may be found in the Company’s Quarterly Report on Form 10-Q filed February 17, 2017, in the Company’s Quarterly Report on Form 10-Q filed November 1, 2016, in the Company’s Quarterly Report on Form 10-Q filed August 4, 2016, in the Company’s Annual Report on Form 10-K filed July 8, 2016, and in the Company’s Registration Statement on Form S-1/A filed July 23, 2013, each of which is incorporated herein by reference as permitted by Item 5.01(a)(8) of Form 8-K.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

The information contained in Item 5.01 above is incorporated herein by reference into this Item 5.02.

On February 24, 2017, the Company’s sole director appointed Mr. Andersen as our new Director, President, CEO, Secretary and Treasurer.

Following this appointment, the board accepted the resignation of Ms. Gallovicova as our former sole officer and director. There was no known disagreement with Ms. Gallovicova regarding our operations, policies, or practices.

Gert Andersen is our newly appointed Director, President, CEO, Secretary and Treasurer. From 2006 to 2017, Mr. Andersen worked for W4P, Pharma GP as Chief Executive Officer.

Aside from the debt assignment, described above, our newly-appointed officer and director has not had any material direct or indirect interest in any of our transactions or proposed transactions over the last two years. At this time, we do not have a written employment agreement or other formal compensation agreement with Mr. Andersen.

SECTION 8 – OTHER EVENTS

Item 8.01 Other Events

Following the transactions described above, our corporate offices have been moved and our phone number has changed. Our new office address and phone number is:

The Seagram Building, 375 Park Avenue
Suite 2607, New York City NY 10152 U.S.A.

+16468937895

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zlato, Inc.

/s/ Gert Andersen

Gert Andersen

Chief Executive Officer

Date: March 2, 2017

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